                                                                   Exhibit 10.47

                             MEMORANDUM OF AGREEMENT


         This Memorandum of Agreement is entered into this 13th day of May, 1998, by and between THE DELICIOUS FROOKIE COMPANY, INC. (the "Company" or "Employer") and BAKERY, CRACKER, PIE AND YEAST WAGON DRIVERS, LOCAL #734, INTERNATIONAL BROTHERHOOD OF TEAMSTERS OF AMERICA (the "Union").

         WHEREAS, the Company has purchased assets of Salerno Foods, L.L.C. (the "Seller") including the operations of Seller located at 2070 Maple Street, Des Plaines, Illinois 60018, at which certain of Seller's employees (who were hired by the Company) were covered by two collective bargaining agreements between Seller and the Union, known as the "Cracker Drivers" and "Inside Div." agreements (herein the "Drivers" and "Inside" Agreements; said operations are hereinafter referred to as the "Salerno Des Plaines operations"), which agreements expired on January 31, 1998, prior to said asset purchase, and are no longer in effect;

         WHEREAS, on April 23, 1998, the parties entered into a Recognition Agreement, under which the Company agreed to recognize the Union as the sole collective bargaining agent of the two bargaining units of the Salerno Des Plaines operations, defined in said Recognition Agreement as the "Drivers" and "Inside" units; and

         WHEREAS, in order to insure a continued harmonious working relationship, the parties now wish to enter into collective bargaining agreements covering the Drivers and Inside units;

         NOW, THEREFORE, the Union and the Company hereby agree as follows:

         1. Except as modified hereinbelow, the parties hereby adopt the Drivers and Inside Agreements between the Seller and the Union which expired January 31, 1998 to be the collective bargaining agreements between the Company and the Union covering the two respective units.

         2. This Memorandum of Agreement is in full and final settlement of any and all issues outstanding among the Company, the Union and the employees. The parties acknowledge that they have bargained fully and in good faith regarding any and all proper issues of collective bargaining, and that this Memorandum Agreement concludes collective bargaining for the full term hereof.

         3. The undersigned representatives of the Union hereby solemnly pledge to recommend, fully and without reservation, ratification of this Memorandum of Agreement by the employees.

         4. Substitution of Employer. In the preamble of both the Drivers and the Inside Agreements, and wherever else the name of the Employer appears, the Company's name shall be substituted for "Salerno Foods, LLC".

         5. Recognition.

                  a. Drivers. Article I, Section 1 of the Drivers Agreement shall be revised to read in full as follows:

                  "The Employer recognizes the Union as the sole collective bargaining agent for the following unit of employees:

                           All regular full-time and regular part-time truck
                  drivers, employed at the Employer's facility located at 2070 Maple Street, Des Plaines, Illinois 60018, but excluding all office employees, clerical employees, warehouse employees, production employees, maintenance employees, mechanics, administrative employees, confidential employees, professional employees, technical employees, sales employees, guards and supervisors as defined in the National Labor Relations Act, and all other employees.

                           "Employees" as used in this Agreement shall mean the
                  employees for whom the Union is recognized as the sole collective bargaining agent."

                  b. Inside. Article I, Section 1 of the Inside Agreement shall be revised to read in full as follows:

                  "The Employer recognizes the Union as the sole collective bargaining agent for the following unit of employees:

                           All regular full-time and regular part-time warehouse
                  employees, including group leaders, employed at the Employer's facility located at 2070 Maple Street, Des Plaines, Illinois 60018, but excluding all office employees, clerical employees, drivers, production employees, maintenance employees, mechanics, administrative employees, confidential employees, professional employees, technical employees, sales employees, guards and supervisors as defined in the National Labor Relations Act, and all other employees.

                           "Employees" as used in this Agreement shall mean the
                  employees for whom the Union is recognized as the sole collective bargaining agent."

         6. Scope. Revise Article I, Section 2 of the Drivers Agreement to delete the "s" in "plants".

         7. Probationary Period. Add the following new provision as Article I,
Section 5 of the Drivers Agreement and Article II, Section 4 of the Inside
Agreement:

                  "The probationary period for new employees shall be ninety
                  (90) days, during which period such employees may be disciplined or discharged in the sole and absolute discretion of the Employer, without recourse to the grievance and arbitration provisions of this Agreement."

         8. Part-time Employees. In Article II, Section 3 of the Inside Agreement, substitute "the first 18 months" for "the 1st 1040", and substitute "the second 18 months" for "the 2nd 1040 hours".

         9. Duplicated Provision. In Article III, Section 2 of the Inside Agreement, delete the second sentence (because the same provision is already contained in Section 3 of the same Article.)

         10. Holiday Pay Eligibility. Replace the existing language in Article IV, Section 5 of the Drivers Agreement and Article V, Section 5 of the Inside Agreement with the following:

                  "In order to be eligible for holiday pay for any holiday, the employee must work the complete scheduled workday immediately preceding and the complete scheduled workday immediately following such holiday.

         11. Length of Service for Vacations. In Article VIII, Section 1 of the Drivers Agreement and Article VI, Section 1 of the Inside Agreement, revise the sentence following item d) to read in full as follows:

                  "For purposes of this section only, employees shall be credited with years of service using the dates of hire in use for vacation purposes by Salerno Foods, LLC ("Salerno") the day before Salerno sold the covered operations to the Employer."

         12. Health & Welfare. Add the following sentence to Article IX, Section 7 of the Drivers Agreement and Article VII, Section 7 of the Inside Agreement:

                  "This provision shall be enforced only to the extent consistent with the federal Family and Medical Leave Act."

         13. Discipline. Delete Article XVI, Section 3 of the Drivers Agreement and Article X, Section 2 of the Inside Agreement.

         14. Exception to No-Strike Clause. In Article XVIII of the Drivers Agreement and Article XX of the Inside Agreement, Sections 2 and 3, delete all references to any violations other than delinquency in paying required Health and Welfare and Pension contributions.

         15. Seniority. Substitute the following for Article XIX, Section 2 of the Drivers Agreement and Article XIII of the Inside Agreement:

                  "Seniority means the length of continuous service of an employee covered by this Agreement from the date of his or her last hire by the Employer. For purposes of layoff and recall, employees shall be credited with years of service using the dates of hire in use for vacation purposes by Salerno Foods, LLC the day before Salerno sold the covered operations to the Employer.

                           Continuous service of an employee shall be broken,
                  seniority rights lost, and the employment relationship terminated by:

                           a.       quit;

                           b.       discharge;

                           c. not working for the Employer for twelve (12) months or more;

                           d. absence without acceptable notice to the Employer or without good cause, for three
                                    (3) consecutive days;

                           e.       excessive absenteeism or tardiness;

                           f. failure to indicate within 72 hours an intention to report to work within one (1) week after notice is sent by the Employer to return to work following a layoff (notification in person or by telephone, or certified mail or confirmed telegram addressed and sent to the employee's last address known to Employer, shall constitute sufficient notice by Employer);

                           g. failure to return upon the expiration of a leave of absence or misrepresenting the reason for a leave of absence or obtaining other employment during a leave of absence; and

                           h.       retirement.

                           In layoffs seniority shall govern, provided that in
                  the Employer's judgment the training, skill, efficiency, knowledge, work record, experience and ability to perform the available work are equal among the employees involved. In the event the Employer recalls employees after a layoff, the employees will be recalled in the reverse order of that in which they were laid off, provided the Employer determines that the employee is able to do the work involved to the Employer's satisfaction."

         16. Severance Pay. Add the following paragraph to Section 3 of Appendix A of both Agreements:

                  "For purposes of calculating severance pay, the date of hire for those who were employees of the Employer on the date of purchase of the covered operations by the Employer from Salerno Foods, LLC, shall be the later of January 23, 1996 or the employee's actual date of hire by Salerno."

         17. Term. In Article XXV of both Agreements, "May 13, 1998" shall be substituted for "February 1, 1996", "May 12, 2001" shall be substituted for "January 31, 1998", and "May 12" shall be substituted for "January 31".

         18. Numbering of Articles. The numbering of Article XXV of the Inside Agreement shall be corrected to be consecutive.

         19.      Wages.

                  a. Increases. The hourly wage rates set forth in Section 1 of
Article II of the Drivers Agreement and Section 1 of Article III of the Inside Agreement shall be amended to reflect the following hourly wage increases, effective on the first Monday after each of the following effective dates:

                  April 3, 1998:                   Fifty (50(cent)) Cents
                  May 13, 1999:                    Twenty-Five (25(cent)) Cents
                  November 13, 1999:               Twenty-Five (25(cent)) Cents
                  May 13, 2000:                    Twenty-Five (25(cent)) Cents
                  November 13, 2000:               Twenty-Five (25(cent)) Cents

                  (Employees who are not yet at the maximum rate under the wage progression shall receive pro-rated increases.)

                  b. Wage Progression. Only with respect to employees on the payroll as of the date of execution of this Memorandum of Agreement, in the last sentence of Section 1 of Article II of the Drivers Agreement and in the first sentence of Section 2 of Article III of the Inside Agreement, effective Monday, May 18, 1998, "12 months" shall be substituted for "18 months".

         IN WITNESS WHEREOF, the Company and the Union, by their duly authorized representatives, have signed this Memorandum of Agreement on the day and year first written above.



BAKERY, CRACKER, PIE AND YEAST               THE DELICIOUS FROOKIE COMPANY, INC.
WAGON DRIVERS, LOCAL #734,
INTERNATIONAL BROTHERHOOD OF
TEAMSTERS OF AMERICA


By: /s/ Brian Meidel                         By: /s/ Jeffry Weiner
    -------------------------------              -------------------------------

    /s/ Gordon A. Nesbet                         /s/ Wayne Kumke
    -------------------------------              -------------------------------

    /s/ Joel Schwartz                            /s/ Jacqueline Chambers
    -------------------------------              -------------------------------

    /s/ Thomas Jefferson                         /s/ Alan M. Levin          ATTY
    -------------------------------              -------------------------------

    /s/ David P. Ellegood
    -------------------------------

    /s/ Illegible
    -------------------------------

                                        7